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                                                --------------------------------
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Knape & Vogt Manufacturing Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

           ---------------------------------------------------------


                            Knape & Vogt Manufacturing Company
[logo of Knape & Vogt]      2700 Oak Industrial Drive, N.E.
                            Grand Rapids, Michigan 49505
           ---------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               October 12, 2001

   The Annual Meeting of Shareholders of Knape & Vogt Manufacturing Company will be held at Donnelly Conference Center, Aquinas College, 157 Woodward Lane, S.E., Grand Rapids, Michigan, on Friday, October 12, 2001, at 11:30 a.m., local time, for the following purposes:

  1.To elect three persons to the Board of Directors for terms expiring in 2004.

  2. To transact such other business as may properly come before the meeting.

   Shareholders of record at the close of business August 24, 2001, will be entitled to vote at the meeting.

   Whether or not you expect to be present at this meeting, you are urged to sign the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

Dated: September 14, 2001
Grand Rapids, Michigan
                                         /s/ William R. Dutmers
                                         William R. Dutmers
                                         Chairman, President and Chief
                                         Executive Officer

                                                      Dated: September 14, 2001

                      KNAPE & VOGT MANUFACTURING COMPANY
            2700 Oak Industrial Drive, N.E., Grand Rapids, MI 49505

                                PROXY STATEMENT

                      For Annual Meeting of Shareholders
                          To Be Held October 12, 2001

                  SOLICITATION OF PROXIES FOR ANNUAL MEETING

   This Proxy Statement is furnished to the shareholders of Knape & Vogt Manufacturing Company in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at Donnelly Conference Center, Aquinas College, 157 Woodward Lane, S.E., Grand Rapids, Michigan, on Friday, October 12, 2001, at 11:30 a.m., local time. The Annual Meeting is being held for the purpose of electing three directors.

   If a proxy in the form distributed by the Company's Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of the nominees named by the Board of Directors.

   A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a proxy.

   Holders of the Company's Common Stock should complete an accompanying white proxy, and holders of the Company's Class B Common Stock should complete an accompanying blue proxy.

                 VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

   On August 24, 2001, the record date for determination of the shareholders entitled to vote at the Annual Meeting, there were outstanding 2,287,117 shares of Common Stock of the Company, each having one vote per share and 2,330,841 shares of Class B Common Stock, each having ten votes per share. The shares of Class B Common Stock are limited in their transferability but are convertible on a share-for-share basis into Common Stock. The Common Stock is entitled to elect, as a class, one quarter (rounded up) of the directors to be elected at each election of directors. The Common Stock and the Class B Common Stock vote together in the election of the remaining director nominees. Shares cannot be voted unless the shareholder is present at the meeting or represented by proxy.

   The following table sets forth, as of July 31, 2001, information concerning persons known to management who may be deemed to be the beneficial owners of more than five percent of either class of the Company's stock.

                                  Amount and
                                   Nature of            Percent of
                                  Beneficial            Each Class
                                   Ownership              Stock      Percent of
       Name and Address         ------------------    --------------   Common
     of Beneficial Owner        Common     Class B    Common Class B   Equity
     -------------------        -------    -------    ------ ------- ----------
Knape & Vogt Manufacturing
 Company Profit
 Sharing Plan and Knape & Vogt
 Manufacturing
 Company Pension Plan
 2700 Oak Industrial Drive,
 N.E.
 Grand Rapids, MI 49505-6083..      --     284,637(1)   --    12.17%    6.08%

Dimensional Fund Advisors,
 Inc.
 1299 Ocean Avenue
 Santa Monica, CA 90401.......  166,135(2)     --      7.29%    --      3.60%

Marvin Schwartz
 c/o Neuberger & Berman, LLC
 605 Third Avenue
 New York, NY 10158-3698......  176,660(3)     --      7.75%    --      3.77%

--------
(1) 284,637 shares of Class B Common Stock are held by Old Kent Bank, as trustee of the Company's pension and profit sharing plans, of which William R. Dutmers, Robert J. Knape and John E. Fallon, as the members of the Profit Sharing and Pension Committee, share voting and dispositive power.
(2) Information provided by Dimensional Fund Advisors, Inc. ("Dimensional") on the Form 13G filed in February 2001 indicates that Dimensional has sole voting and dispositive power as to 166,135 shares of Common Stock.
(3) Information provided by Marvin Schwartz on the Form 13D filed in August 2001 indicates that Mr. Schwartz has sole voting and dispositive power as to 76,150 shares and shared dispositive power on 100,510 shares.

   Six of the Company's directors, William R. Dutmers, John E. Fallon, Raymond
E. Knape, Richard S. Knape, Robert J. Knape and Michael J. Kregor are related. They are grandchildren or great grandchildren of the Company's founder, John Knape (1863-1914). John Knape had seven children and these individuals, their families and their descendants (the "Knape Family") at July 31, 2001, owned approximately 2,016,967 shares (86.3%) of the outstanding Class B Common Stock and 177,564 shares (7.8%) of the outstanding Common Stock, for approximately 79.3% of the total voting power of the Company. The Company believes Knape Family members owning at least a majority of the Company's outstanding Class B Common Stock have an understanding that before taking any significant action with regard to their Company stock, they will consult with one or more of the directors of the Company and inform such director or directors of their proposed action and reasons for such action. This understanding among Knape Family members, coupled with the fact that five of the seven branches of the Knape Family are represented on the Board of Directors, could result in the Knape Family members taking a united position in response to attempts to acquire control of the Company through tender offers or proxy contests and, accordingly, could result in the Knape Family members effectively blocking any such attempts. However, there is no assurance that such united action would be taken.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table shows, as of July 31, 2001, the number of shares beneficially owned by each of the named executives in the executive compensation tables of this proxy statement and by all executive officers and directors of the Company as a group.

                            Amount and Nature of Percent of Each
                            Beneficial Ownership  Class of Stock      Percent of
Name of                     -------------------- ------------------     Common
Beneficial Owner            Common(1) Class B(1) Common    Class B      Equity
----------------            --------- ---------- -------   --------   ----------
William R. Dutmers.........   19,041    39,498          *      1.69%     1.25%
James S. Dahlke............    3,031       --           *         *         *
Michael G. Van Rooy........   17,310       --           *         *         *
Leslie J. Cummings.........      811       --           *         *         *
All executive officers and
 directors as a group
 (11 persons)..............  116,502   210,976       4.97%     9.02%     6.99%

--------
*  Denotes ownership of less than one percent.
(1) This table includes the following shares of Common Stock subject to acquisition within sixty (60) days pursuant to the exercise of outstanding stock options: William R. Dutmers--0 shares; James S. Dahlke--0 shares; Michael G. Van Rooy--17,270 shares; Leslie J. Cummings--0 shares. This table does not include 284,637 shares of Class B Common Stock held by Old Kent Bank referenced in Note (1) under "Voting Securities and Principal Shareholders," of which William R. Dutmers, Robert J. Knape and John E. Fallon, as members of the Pension and Profit Sharing Committee, share voting and dispositive powers.

                            DIRECTORS AND NOMINEES

   The Company's Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. Three persons have been nominated for election to the Board to serve three-year terms expiring at the 2004 Annual Meeting of Shareholders. The Board of Directors has nominated the following persons for election to the Company's Board of Directors: Robert J. Knape and Thomas A. Hilborn, to be elected by the Class B Common Stock and Common Stock voting together as a class; and Christopher Norman, to be elected by the Common Stock voting as a class.

   Holders of Common Stock should complete the accompanying white proxy, and holders of Class B Common Stock should complete the accompanying blue proxy. Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors. The following pages of this Proxy Statement contain more information about the nominees.

   A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of the Company. As such, the individual who receives the greatest number of votes cast by the holders of the Company's Common Stock, voting as a class, will be elected as a director, and the two individuals who receive the greatest number of votes cast by the holders of Common Stock and Class B Common Stock, voting together, will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting. The Company will tabulate votes cast at the meeting and submitted by proxy.

   If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects. The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.

               INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

   The content of the following table is based upon information furnished to the Company by the directors and nominees as of July 31, 2001.

                                                           Year   Amount and Nature of
                                Principal Occupation      First   Beneficial Ownership         Percent of Class       Percent of
                               (for more than 5 years     Became  -------------------------    -------------------      Common
Name                     Age   unless otherwise noted)   Director  Common       Class B(1)     Common     Class B       Equity
----                     --- --------------------------- -------- ---------    ------------    --------   --------    ----------
                             Nominees for Election as
                             Directors for Terms
                             Expiring in 2004

                             Nominee for Election
                             by Holders of Common
                             Stock

Christopher Norman        53 Retired Executive Officer,                 --             --            --         --        --
                             Herman Miller, Inc. (2)

                             Nominees for Election
                             by Holders of Common
                             Stock and Class B
                             Stock

Thomas A. Hilborn         47 Vice President,               1999      54,200            --           2.31%       --       1.16%
 (D)                         Continental Structural
                             Plastics (3)

Robert J. Knape           42 Senior Project Manager        1999       3,642(4)      10,005             *          *         *
 (E),(F),(G)                 of the Company (4)

                             Directors Whose Terms
                             Expire in 2003

Gregory Lambert (B),(D)   54 Vice President of             1999         550            --              *        --          *
                             Administration and Chief
                             Financial Officer, National
                             Heritage Academies (5)

John E. Fallon            78 Private Investor              1969         --         107,475             *       4.60%     2.29%
 (A),(B),(C),(E),(F)         Spring Lake, MI

                             Directors Whose Terms
                             Expire in 2002

William R. Dutmers        45 Chairman of the Board of      1996      19,041         39,498             *       1.69%     1.25%
 (A),(C),(E)                 Directors, President and
                             Chief Executive Officer of
                             the Company (6)

Richard S. Knape          75 Private Investor              1986       2,395         41,086(7)          *       1.76%        *
 (A),(C),(D),(F),(G)         Grand Rapids, MI

Michael J. Kregor         49 Vice President, National      1996      15,522         12,912             *          *         *
 (G)                         Sales, Griffith
                             Laboratories, Alsip, IL (8)

--------
*  Denotes ownership of less than one percent.
(A) Member Executive Committee
(B) Member Audit Committee
(C) Member Nominating Committee
(D) Member Executive Compensation Committee
(E) Member Profit Sharing and Pension Committee
(F) Member Charitable Contributions Committee
(G) Member Long Range Planning Committee

(1) This table does not include 284,637 shares of Class B Common Stock referenced in Note (1) under "Voting Securities and Principal Shareholders," of which William R. Dutmers, Robert J. Knape and John E. Fallon, as members of the Pension and Profit Sharing Committee, share voting and dispositive power.
(2) Christopher Norman retired from Herman Miller, Inc. in 2001. He had most recently served as the Executive Vice President of Order Fulfillment and Information Technology. Prior to January 1998 he served as the President of Miller SQA, a wholly owned subsidiary of Herman Miller, Inc. Herman Miller, Inc. designs and manufactures office furniture.
(3) Thomas A. Hilborn has served as the Vice President of Continental Structural Plastics since April 1990. Continental Structural Plastics is a structural plastic molder of automotive and non-automotive components and modules.
(4) Robert J. Knape has held various positions with Knape & Vogt Manufacturing Company since June 1991. Mr. Knape's shares include 2,700 shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options.
(5) Gregory Lambert has served as the Vice President of Administration and Chief Financial Officer of National Heritage Academies from January 1999 to the present. From 1989 to 1998, Mr. Lambert held various vice presidential positions at H.H. Cutler Company.
(6) William R. Dutmers was named President and CEO on May 31, 1999. He was elected to the Board of Directors on April 19, 1996, and elected Chairman of the Board on January 16, 1998. Mr. Dutmers was president of G & L, Inc., a business-consulting firm, from 1991 to 1997.
(7) Richard S. Knape's shares include 23,190 shares of Class B Common Stock owned by members of the Richard S. Knape family as to which he disclaims beneficial ownership.
(8) Michael J. Kregor has served as the Vice President--National Sales of Griffith Laboratories since 1996. Griffith Laboratories is a developer and manufacturer of food ingredients for baking, seasoning, flavoring and more.

   The Board of Directors, which had five meetings in the last fiscal year, has a standing Audit Committee, Nominating Committee and an Executive Compensation Committee. The responsibilities of the Audit Committee, which met six times in the last fiscal year, include making recommendations on the choice of independent public accountants and reviewing financial matters with such accountants, internal auditors, and management. The Nominating Committee, which met once during the last fiscal year, selects and presents to the Board of Directors candidates for election to fill vacancies on the Board. The Committee will consider nominees recommended by shareholders, provided recommendations are submitted in writing, including a description of the proposed nominee's qualifications and other relevant biographical data, to the Corporate Secretary at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505. The Executive Compensation Committee met once during the last fiscal year. The Committee makes recommendations to the Board of Directors relating to compensation matters and fringe benefits for officers and participants under the supplemental executive retirement, bonus, and stock option plans.

               DIRECTORS' COMPENSATION AND CERTAIN TRANSACTIONS

   Directors, who are not employees of the Company, are compensated at the rate of $3,000 for each Board meeting attended and $1,500 for each Committee meeting held at times other than immediately preceding or subsequent to a Board meeting. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

   All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees of which they were eligible to attend.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee operates under a written charter adopted and reviewed annually for adequacy by the Board of Directors (attached hereto as Exhibit A) and is composed of three outside directors, each of whom is independent within the meaning of the rules of the National Association of Securities Dealers, Inc.

   The Committee obtained from BDO Seidman LLP, the independent auditors, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

   The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls; estimates, reserves and accruals; quality of earnings; suitability of accounting principles; highly judgmental areas; audit adjustments whether recorded or not; status of pending litigation; taxation matters; and other areas of oversight to the financial reporting and audit process that the Committee believed appropriate. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

   The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

   The Committee reviewed with management and the independent auditors the audited consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2001. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

   Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report and its Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and it is expected that they will recommend that BDO Seidman LLP be retained as independent auditors to conduct the audit of the Company's financial statements for the year ending June 29, 2002.

                                  AUDIT FEES

   During fiscal 2001, the Company retained its principal auditor, BDO Seidman LLP, to provide services in the following categories and amounts:

     Audit Fees. The aggregate fees billed by BDO Seidman LLP for professional services for the audit of the Company's annual consolidated financial statements for fiscal 2001 and the review of the consolidated financial statements included in the Company's reports on Form 10-Q for fiscal 2001 were $116,303.

     All Other Fees. The aggregate fees billed to the Company for all other services rendered by BDO Seidman LLP for fiscal 2001, were $42,083 and primarily related to the following:

    -- Pension Plan Audit

    -- Tax Compliance and Consulting

   No services were rendered on information systems design or implementation during the last fiscal year.

   The Audit Committee has determined that the provision of services rendered above is compatible with maintaining BDO Seidman LLP's independence.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

   The Company's Executive Compensation Committee (the "Committee"), which is comprised of three non-employee directors of the Company, is responsible for considering and approving compensation arrangements for senior management of the Company, including the Company's executive officers. The goals of the Committee in establishing annual compensation for senior management are as follows: (i) to attract and retain key executives who will assure real growth of the Company and its operating subsidiaries; and (ii) to provide strong financial incentives, at a reasonable cost to the Company's shareholders, for senior management to enhance long-term value of the shareholders' investment in the Company.

   Executive compensation consists of the following components:

  .  Base salary compensation;

  .  Short-term incentive compensation (the Economic Value Added Incentive
     Plan); and

  .  Long-term incentive compensation (the 1997 Stock Incentive Plan).

   The Committee also reviews management benefit plans and makes recommendations regarding such plans to the Board of Directors.

                                  Base Salary

   The Company is committed to providing a competitive base pay to help attract and retain the best people in the industry. To insure that base salaries are competitive, local and national association annual reports, as well as special individual position data and total compensation reports by management consultants, are utilized annually. The goal is to ensure that the base salaries of the Company's executives compare favorably with executives with similar responsibilities in like companies in comparable industries.

   Formal job descriptions outlining the duties, primary functions and basic and peripheral responsibilities of each executive position are utilized in placing each in the salary ranges, and the individuals' relative responsibilities and annual performances are used to adjust specific base salary.

   Senior executives' salary recommendations include a review and discussion of the executives' individual performance, and the relationship to the Company's performance for the last fiscal year. These include meeting strategic and business plan goals, operating profit, performance relative to competitors, and timely new product introductions. Individual performance is evaluated according to organizational and management development and the fostering of teamwork and Company values.

                    The Economic Value Added Incentive Plan

   The Economic Value Added (EVA) Plan is an incentive compensation program, first effective at the beginning of the 1998 fiscal year, which provides bonuses for all employees of the Company and its subsidiaries if their performance adds value for Company shareholders. EVA is the after-tax operating profit that remains after subtracting the cost of capital employed to generate that profit. EVA was implemented to improve the Company's performance under this financial measure. The EVA program replaced the Company's short-term incentive bonus program, which was based on sales growth and return on equity.

   Under the EVA Plan, bonuses are awarded to each Plan participant based on the improvement in EVA for the Company's consolidated results. To measure the improvement (or deterioration) in EVA, an EVA target is set yearly based on the average of the prior fiscal year's target and actual EVA plus the expected improvement in EVA for the current fiscal year. If the improvement in EVA is in excess of the targeted improvement, the bonus calculation will produce an amount in excess of the participant's target bonus. If the improvement in EVA is less than the targeted improvement, the bonus calculation will produce an amount less than the individual's target bonus. Bonuses payable under the EVA Plan are not subject to any maximum and for those employees who receive annual payments, there is no minimum. In fiscal 2001, the Company fell below its EVA target resulting in a negative bonus amount being earned equal to 24.2% of target.

   For fiscal 2001, participants were divided into classifications, which had target bonus levels ranging from 5% to 65% of base salary. It is intended that the assignment of a particular classification correlates with a position's relative effect on the Company's performance.

   In order to encourage a long-term commitment by executive officers and other key employees to the Company and its shareholders, the EVA Plan requires that two-thirds of any bonus earned in a given year in excess of the target bonus be deferred in a "bonus bank" for possible future pay-out by the Company. Thirty-three percent of a positive bonus bank balance is paid out each year. Consequently, the total bonus payable in any given period consists of the individual's target bonus, plus (or minus) the participant's fixed share of EVA improvement and plus (or minus) a portion of the bonus bank balance. A bonus bank account is considered "at risk" in the sense that in any year EVA performance results in a bonus amount which is negative, the negative bonus amount is subtracted from the outstanding bonus bank balance. In the event that the outstanding bonus bank balance at the beginning of the year is negative, the bonus paid for that year is limited to the aggregate of thirty-three percent of the positive bonus earned up to the target bonus and thirty-three percent of any positive bonus bank balance after applying the remaining portion of the bonus earned for the year against the negative balance in the bonus bank. The executive is not expected to repay negative balances in the bonus bank. In the event that an executive voluntarily terminates employment with the Company, any positive bonus bank balance is subject to forfeiture.

                         The 1997 Stock Incentive Plan

   The purpose of the Stock Incentive Plan is to promote the long-term success of the Company for the benefit of its shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Stock Incentive Plan is also designed to allow key employees of the Company and its subsidiaries to participate in the Company's future, as well as to enable the Company to attract, retain, and reward such employees.

   Certain employees who participate in the Company's Economic Value Added
(EVA) Plan are eligible to receive Options under the Stock Incentive Plan. The number of Options that may be granted to an employee is determined by a formula contained in the Stock Incentive Plan. The formula is designed to simulate a purchase of an Option by the employee at a price equal to 5% of the current stock price of the shares covered by the Option. The employee first elects, prior to the beginning of the fiscal year, to waive and designate a portion of that employee's EVA target bonus for use in determining Option grants (the "EVA Bonus Option Amount"). The Option granted may be either an Incentive Stock Option or a Nonqualified Stock Option. At the end of the fiscal year, if all or part of the employee's EVA target bonus is earned, the number of shares of Common Stock subject to any Option granted to the employee will be determined by dividing that employee's EVA Bonus Option Amount by 5% of the fair market value of a share of Common Stock on the date of grant. The EVA Bonus Option Amount is not paid in consideration for the Option; it is merely a figure utilized in the formula to determine the number of shares covered by an Option grant under the Stock Incentive Plan.

   The exercise price included in both Incentive Stock Options and Nonqualified Stock Options is a single fixed exercise price which must equal at least 100% of the fair market value of the stock at the date of grant, increased by a fixed percentage increase compounded annually over the term of the Option (the "Fixed Percentage Increase") determined in the manner described below. Fair market value, as to Incentive Stock Options, is the closing sale price per share of the Common Stock on the relevant valuation date on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Fair market value, as to Nonqualified Stock Options, is the average NASDAQ closing sale price per share of the Common Stock during the calendar month immediately preceding the relevant valuation date. The Fixed Percentage Increase is a percentage equal to the yield on five-year U.S. Treasury securities plus 2%, less the projected dividend yield on the Company's Common Stock as determined by the Committee and the Board of Directors.

   The term of each Option is five years after the date the Option is granted. Subject to certain exceptions provided in the Stock Incentive Plan, all Options granted under the Stock Incentive Plan vest and become exercisable three years after the date the Option was granted. The Stock Incentive Plan provides that all Awards will be fully vested and exercisable upon a "Change in Control" of the Company, as defined in the Stock Incentive Plan.

   The following example illustrates the calculation of the Option grant under the Stock Incentive Plan. Assume (a) an executive of the Company has designated an EVA Bonus Option Amount of $40,000 which is subsequently earned,
(b) the fair market value of Company stock on the date of grant is $15.00 per share, (c) the yield on 5-year U.S. Treasury securities is 5.5%, and (d) the projected, annual dividend yield is 3.0%.

   Example:Number of Option Shares
              5% of $15.00 (the fair market value) is $0.75.
              Number of shares covered by Option = 53,333 ($40,000/$0.75)

              Exercise Price
              The Fixed Percentage Increase would equal 4.5% (5.5% + 2%-3.0%). Based upon the five-year term of the Option, the exercise price would equal $18.69 per share ($15.00 X 104.5%, compounded over five years).
              Thus, the fair market value of the Company's common stock must exceed $18.69 per share between 3 and 5 years from the date of the Option grant to give the Option value to the Senior Executive, based on this example.

   In general, options to purchase up to a maximum of 220,000 shares may be granted each year. A maximum of 660,000 shares may be issued pursuant to awards made under the 1997 Stock Incentive Plan.

                     Chief Executive Officer Compensation

   The factors that were used to determine the annual base salary and incentive compensation of Mr. William R. Dutmers, the Company's President and Chief Executive Officer, are the same as those described above for all executive officers.

   Consistent with the Company's existing policies and practices, the Executive Compensation Committee reviewed available compensation data from the Company's peers and evaluated Mr. Dutmers' contributions to the Company as well as his experience and expertise. The Executive Compensation Committee also took into consideration the performance of the Company, including strategic and business plan goals, operating profit, performance relative to competitors and timely new product introduction.

   In fiscal 2001, Mr. Dutmers received a base salary of $283,250. Mr. Dutmers' EVA target bonus level for fiscal 2001 was 65% of base salary. As a result of the Company not reaching its EVA target and participants receiving a negative bonus allocation of 24.2% of target, Mr. Dutmers received a negative EVA bonus allocation of $44,530, which resulted in no cash compensation being received and a negative bonus bank of $6,183 being carried forward to the next fiscal year. Given the negative EVA Bonus Plan results, no leveraged stock options were awarded.

                           Other Compensation Issues

   In addition to the foregoing components of executive compensation, the Compensation Committee reviews, on an on-going basis, other components of compensation, such as benefits and prerequisites. In all cases, the objective of the Compensation Committee is to assist senior management in attracting, motivating and retaining qualified executive personnel.

   Submitted by the Executive Compensation Committee:

Thomas A. Hilborn, Chairman Richard S. Knape

   Gregory Lambert

                          SUMMARY COMPENSATION TABLE

   The following table sets forth for each of the three fiscal years ended June 30, 2001, July 1, 2000, and June 30, 1999, the compensation received by the Company's CEO and the only other executive officers of the Company whose salary and bonus was $100,000 or more in fiscal 2001.

                                                         Long-Term
                           Annual Compensation      Compensation Awards
                         ----------------------- --------------------------
                                                 Restricted    Securities
Name & Principal                                   Stock       Underlying      All Other
Position                 Year Salary(1) Bonus(2)   Awards    Options (#)(6) Compensation(7)
----------------         ---- --------- -------- ----------  -------------- ---------------
William R. Dutmers...... 2001 $283,250  $   -0-       662(5)        -0-         $15,790
Chairman, President and  2000  271,826  145,835     7,546(4)    116,089             490
Chief Executive Officer  1999      -0-   47,226    11,550(3)     62,214             -0-

Michael G. Van Rooy..... 2001 $175,000  $   -0-        40(5)        -0-         $16,050
Senior Vice President--  2000  166,731   68,810       -0-        54,774          16,055
Manufacturing            1999  160,000   24,658       -0-        31,406          16,055

James S. Dahlke......... 2001 $140,000  $   -0-       -0-           -0-         $10,662
Vice President of        2000  115,772   47,779       -0-        38,033           6,000
Business Development     1999      -0-      -0-       -0-           -0-             -0-

Leslie J. Cummings...... 2001 $100,000  $   -0-       -0-           -0-         $ 8,979
Vice President of        2000   88,000   27,402       -0-         2,939           6,092
 Finance and             1999   82,000    8,929       -0-           -0-             -0-
Treasurer

--------
(1) Includes amounts deferred by employees pursuant to Section 401(k) of the Internal Revenue Code.
(2) Represents amounts earned under the Company's EVA Plan during the fiscal year, but excludes amounts foregone at the election of the named executives and used in determining option awards under the 1997 Stock Incentive Plan. In fiscal 2001, the EVA Plan resulted in a negative bonus. The negative bonus amounts earned were as follows: Mr. Dutmers--$44,530; Mr. Van Rooy--$21,163; Mr. Dahlke--$16,940; and Ms. Cummings--$12,072. The negative EVA bonus resulted in any positive bonus bank amounts from prior years being deleted and any residual negative amounts being carried forward to be funded from future positive EVA Plan amounts.
(3) Represents amounts earned by Mr. Dutmers in his role as Chairman of the Board of Directors.
(4) Represents 6,600 shares of restricted stock granted to Mr. Dutmers on February 1, 2000 and 946 shares of restricted stock granted in lieu of a contribution to the profit sharing plan.
(5) Represents shares awarded as part of the Profit Sharing Catch-up Award Plan. The Plan awards restricted shares equal to the amount by which the Profit Sharing contribution would have exceeded the ERISA limits.
(6) The options reflected as being granted in fiscal 1999 and 2000 relate to the fiscal year indicated but are awarded in the following fiscal year.
(7) The amounts disclosed in this column include: (a) amounts contributed by the Company to the Company's profit sharing plan for fiscal 2001, in which substantially all salaried employees of the Company participate, in the following amounts: Mr. Dutmers--$15,300; Mr. Van Rooy--$15,300; Mr. Dahlke--$10,662; and Ms. Cummings--$8,979; and (b) payments by the Company in fiscal 2001 of premiums for term-life insurance for the benefit of the Named Executives, in the following amounts: Mr. Dutmers--$490; Mr. Van Rooy--$750; Mr. Dahlke--$0; and Ms. Cummings--$0.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides information on options granted to the Named Executives during the year ended June 30, 2001.

                                                                                    Potential
                                                                                Realizable Value
                                                                                at Assumed Annual
                                                                                 Rates of Stock
                                                                                      Price
                                                                                Appreciation for
                                           Individual Grants                     Option Term(4)
                          ----------------------------------------------------- -----------------
                          Number of
                          Securities  Percent of Total
                          Underlying Options Granted to Exercise or
                           Options      Employees in    Base Price   Expiration
Name                       Granted     Fiscal Year(2)   (per share)     Date       5%      10%
----                      ---------- ------------------ -----------  ---------- -------- --------
William R. Dutmers (1)...  116,089         41.3%          $18.48(3)   6/30/05   $113,767 $705,821
Michael G. Van Rooy (1)..   54,774         19.5%          $18.48(3)   6/30/05   $ 53,679 $333,026
James S. Dahlke (1)......   38,033         13.5%          $18.48(3)   6/30/05   $ 37,272 $231,241
Leslie J. Cummings (1)...    2,939          1.0%          $18.48(3)   6/30/05   $  2,880 $ 17,869

--------
(1) Indicates the number of shares that may be purchased pursuant to options granted under the Company's 1997 Stock Incentive Plan. The options relate to fiscal 2000 performance.
(2) The Company granted options covering 281,145 shares to eligible employees of the Company and its subsidiaries.
(3) The exercise price equals the average NASDAQ closing sale price per share of the Company's common stock during the calendar month immediately preceding the relevant valuation date, increased by the yield on five-year U.S. Treasury securities plus 2%, less the projected dividend yield on the Company's Common Stock, compounded annually over the term of the options.
(4) The potential realizable values are based on assumed rates of appreciation in the market value of the Company's Common Stock over the entire option period and without any discount to present value. The market value of the Company's stock was $15.25 on 7/1/00, the grant dates. There can be no assurances that the amounts reflected in this table will be achieved.

                AGGREGATED STOCK OPTION EXERCISES IN FISCAL 2001
                           AND YEAR-END OPTION VALUES

   The following table provides information on the number and value of unexercised options at June 30, 2001.

                                              Number of Shares Subject    Value of Unexercised
                                              to Unexercised Options at   in the Money Options
                           Shares                   June 30, 2001          at June 30, 2001(1)
                         Acquired on  Value   ------------------------- -------------------------
Name                      Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
William R. Dutmers......      --        --         --        205,803         --           --
Michael G. Van Rooy.....      --        --      17,270       124,111         --           --
James S. Dahlke.........      --        --         --         38,033         --           --
Leslie J. Cummings......      --        --         --          2,939         --           --

--------
(1) Values are based on the difference between the closing price of the Company's Common Stock on June 30, 2001, ($12.66) and the exercise prices of the options.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

   The following graph shows the cumulative total shareholder return on an investment in the Company's Common Stock compared to the cumulative total return of the NASDAQ market for U.S. companies and a peer group of NASDAQ traded companies with the same Standard Industrial Classification (SIC) code as that of the Company's. The comparison assumes a $100 dollar investment on June 30, 1996, and the reinvestment of dividends.

                             [Graph appears here]

                                    Legend

CRSP Total Returns Index
for:                          06/1996 06/1997 06/1998 06/1999 06/2000 06/2001
Knape & Vogt Manufacturing
 Company                       100.0   105.9   153.8   125.0   124.0   108.0
NASDAQ Stock Market (US
 Companies)                    100.0   121.6   160.1   230.2   340.4   184.5
NASDAQ Stocks (SIC 3400-3499
 US Companies)                 100.0   197.4   145.0   108.5    90.0    94.1

                 RELATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The consolidated financial statements of the Company have been examined by BDO Seidman, LLP, Certified Public Accountants. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. During October of 2000, the Company's Audit Committee selected the Company's auditors for the current fiscal year. It is expected that the same practice will be followed this year. The Company has no reason to believe that BDO Seidman, LLP will not be selected as the Company's principal auditors for the current fiscal year. They have audited the records of the Company for over ten years.

                  SHAREHOLDER PROPOSALS--2002 ANNUAL MEETING

   Any proposal of a shareholder intended to be presented for action at the next Annual Meeting of the Company must be received by the Company at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505, not later than May 15, 2002, if the shareholder wishes the proposal to be included in the Company's proxy materials for that meeting.

                      AVAILABILITY OF 10-K ANNUAL REPORT

   The annual report on Form 10-K, filed with the Securities and Exchange Commission, will be provided free to shareholders upon written request. Write Corporate Secretary, Knape & Vogt Manufacturing Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of written communications and copies of such forms received by the Company, the Company believes that all required forms have been filed accurately and timely with the Securities and Exchange Commission.

                                 MISCELLANEOUS

   Management of the Company is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

   The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company, and by Morrow & Co., which the Company has retained to assist in the solicitation. The Company will pay Morrow & Co. $4,000 for its services. The above Notice and Proxy Statement are sent by order of the Board of Directors.

September 14, 2001

                                          /s/ William R. Dutmers
                                          William R. Dutmers
                                          Chairman, President and Chief
                                           Executive Officer

                                                                      EXHIBIT A

                      Knape & Vogt Manufacturing Company
                            Audit Committee Charter
                           As Adopted on May 1, 2000

ESTABLISHMENT

   The Audit Committee of the Board of Directors of the Company was established by the action of the Board pursuant to the Bylaws of the Company. The action of the Board set forth the basic responsibilities and procedures for the Audit Committee. This Charter is intended to supplement the Board action and to specify in more detail the membership and responsibilities of the Committee, as outlined below:

PRIMARY PURPOSE

   To provide the Board of Directors with a more direct means of contact with the independent auditors and the financial management of this corporation in order to assist the Board in the discharge of its fiduciary obligations to the shareholders. This will provide an independent review of the annual report by having the Audit Committee make a report to the Board of its findings and recommendations.

MEMBERSHIP

   The Audit Committee shall consist of not fewer than three nor more than five members of the Board of Directors, each of whom shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with their independent judgment as a member of the Committee.

RESPONSIBILITIES

   The Audit Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial accounting and reporting and the underlying internal controls as well as the financial aspects of the Company's funded benefit plans. Through its activities, the Committee will facilitate open communication among directors, the Company's independent accountants, its internal audit function, and corporate management.

   The Audit Committee will assist the Board in discharging its fiduciary responsibilities to shareholders, providing assurance as to the independence of the Company's outside accountants and the adequacy of disclosure to shareholders and the public.

   The Audit Committee will hold no less than three regularly scheduled meetings each year, normally in January, April, and July, and other meetings from time to time as may be called pursuant to the Company's Bylaws. A majority of the members in attendance shall decide any question brought before any meeting of the Committee.

SCOPE OF INDEPENDENT ACCOUNTANT OVERSIGHT

   1. Nominate and recommend to the Board the independent auditors for approval considering the following guidelines:

    a. Opinions on the performance of the independent public accountants by appropriate management personnel.

    b. The proposed audit fee and explanations of fee changes.

    c. The professional competency of the firm through inquiry about its latest peer review and any significant litigation problems or disciplinary actions by the SEC or others.

   2. Review the scope of the proposed audit to be performed and how effective the scope relates to this Company's special problem areas.

   3. Review the results of the audit with the independent auditors, as well as discuss the financial statements.

   4. Review the adequacy of the internal financial and operational controls of the Company with both the staff performing internal auditing and the independent auditors, and keep the Board informed of its findings.

   5. Review the Annual Report in detail with the outside auditors.

   6. Review the extent of any services outside the audit area performed for the Company by its independent accountants.

   7. Review the work of the Company's internal audit department with the Internal Auditor including management's responses and recommendations made and plans for future audit coverage.

   8. Review whether management has sought a second opinion regarding any significant accounting issues, and, if so, obtain rationale for the particular accounting treatment chosen.

   9. Review compliance by officers and employees with the Company's policies on business ethics and public responsibility.

  10. Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

  11. Meet privately from time to time with representatives of the independent accountants, the Internal Auditor and management.

GENERAL GUIDELINES

   1. Meetings: The Committee will meet on a regular basis as noted above and special meetings should be called, as circumstances require. The Committee will meet privately with the chief internal auditor and the independent public accountants. Written minutes will be kept for all such meetings.

   2. Reporting to the Board: The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis.

   3. Audit Plans: The Committee will review with the chief internal auditor and the independent public accountants their annual plans, including degree of coordination of the respective plans.

   4. Internal Controls: The Committee will discuss with the internal audit staff and independent public accountants the adequacy of the Company's internal controls. The Committee will receive, on a regular basis, copies of the internal audit reports with management's responses. It will also request a letter from the independent public accountants concerning any significant weaknesses or breaches of internal control discovered during the course of their audit.

   5. Accounting Issues and Contingencies: The Committee will inquire of both management and the independent public accountants about significant accounting issues (i.e., accounting standards or rules proposed by FASB or the SEC); the Committee will also inquire about significant contingencies.

PRE-AUDIT AND POST-AUDIT REVIEW GUIDELINES

   1. The Committee will receive and review a draft of the financial section of the annual report to the shareholders, complete with footnotes, and Management's Discussion and Analysis (MD&A) section which should be consistent with other sections in the annual report.

   2. The Committee will request an explanation from management and the independent public accountants about the effect of significant changes in accounting practices or policies.

   3. The Committee will inquire of management and the independent public accountants if there were any significant financial reporting issues discussed during the current audit and, if so, how they were resolved.

   4. The Committee will review, with management and the independent public accountants, proposed accounting standards or rules proposed by FASB or the SEC that will have a significant effect on the Company's financial statements.

   5. The Committee will determine open years on federal tax returns and whether there are any significant items in dispute with the IRS, which might result or have resulted in litigation; and inquire as to the status of related tax reserves and interest accruals.

   6. The Committee will meet privately with the independent public accountants to determine the quality of the financial and accounting personnel and internal audit staff.

   7. The Committee will request a letter from the independent public accountants concerning any significant weaknesses or breaches in internal control discovered during their audit.

   8. The Committee will discuss with management and the independent public accountants the substance of any significant issues raised by outside counsel concerning litigation, contingencies or other claims; and how such matters affect the Company's financial statements.

                      KNAPE & VOGT MANUFACTURING COMPANY
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.    Election of director to be elected by                       2.   Election of directors to be elected by                FOR ALL
      holders of                                                       holders of Common Stock voting together FOR  WITHHOLD  EXCEPT
      Common Stock voting as a class --         FOR  WITHHOLD          as a class with Class B Common Stock--   [_]    [_]     [_]
      Nominee:  Christopher Norman              [_]    [_]             Nominees:  1-Thomas A. Hilborn
                                                                                  2-Robert J. Knape

                                                                       ------------------------------------------
                                                                       (Except nominee(s) written above)

                                                                  This proxy when executed will be voted in the manner directed by the undersigned. If no direction is given, this proxy will be voted "FOR" the election of the nominees named in items (1) and
                                                                  (2).


                                                                                  Dated: _____________________________________, 2001

                                                                  Signature(s) _____________________________________________________

                                                                  Please sign your name as it appears on this proxy. If signing for estates, trusts or corporations, ___ title of capacity should be stated. If shares held jointly, each holder should sign. Attorneys should submit power of attorney forms.



--------------------------------------------------------------------------------
                      .      FOLD AND DETACH HERE       .


                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

 PROXY                                                                     PROXY

                      KNAPE & VOGT MANUFACTURING COMPANY
               This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be Held on October 12, 2001

                                 Common Stock

      The undersigned hereby appoints William R. Dutmers and Michael J. Kregor, and each of them, Proxies with power of substitution to vote all of the shares of Common Stock of Knape & Vogt Manufacturing Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Donnelly Conference Center, Aquinas College, 157 Woodward Lane, S.E., Grand Rapids, Michigan, on Friday, October 12, 2001, at 11:30 a.m. local time, and at all adjournments thereof as stated below.

If you also hold Class B Common Stock, please fill out the blue Class B Proxy.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                      KNAPE & VOGT MANUFACTURING COMPANY
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.    Election of directors to be elected by holders of    FOR   WITHHOLD  FOR ALL (Except Nominee(s) written below)
      Class B Common Stock voting together as a class      [_]     [_]       [_]
      with Common Stock --
      Nominees: 1-Thomas A. Hilborn                               _________________________________________________________________
                2-Robert J. Knape

                                                                  This proxy when executed will be voted in the manner directed by the undersigned. If no direction is given, this proxy will be voted "FOR" the election of the nominees named in item (1).



                                                                                  Dated: _____________________________________, 2001

                                                                  Signature(s) _____________________________________________________

                                                                  __________________________________________________________________
                                                                  Please sign your name as it appears on this proxy. If signing for estates, trusts or corporations, title of capacity should be stated. If shares are held jointly, each holder should sign.
                                                                  Attorneys should submit power of attorney forms.

------------------------------------------------------------------------------------------------------------------------------------

                .            FOLD AND DETACH HERE            .


                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY

                      KNAPE & VOGT MANUFACTURING COMPANY

               This Proxy is Solicited on Behalf of the Board of
          Directors for the Annual Meeting of Shareholders to be Held
                              on October 12, 2001

                             Class B Common Stock

  The undersigned hereby appoints William R. Dutmers, and Michael J. Kregor, and each of them, Proxies with power of substitution to vote all of the shares of Class B Common Stock of Knape & Vogt Manufacturing Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Donnelly Conference Center, Aquinas College, 157 Woodward Lane, S.E., Grand Rapids, Michigan, on Friday, October 12, 2001, at 11:30 a.m. local time, and at all adjournments thereof as stated below.

        If you also hold Common Stock, please fill out the white Common
                                 Stock Proxy.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------